                             EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT, dated as of the 1/st/ day of August, 2000 (the

"Effective Date") between The Fairchild Corporation (the "Company"), and Eric I.
 --------------                                           -------
Steiner, (the "Employee").
               --------

RECITALS

A. The Employee has served as the Company's President since 1998 and as Chief Operating Officer of the Company since 1996.

B. The Employee has served as President and Chief Executive Officer of Fairchild Fasteners (a division of Fairchild Holding Corp., a Company subsidiary) ("Fairchild Fasteners") since 1995.
     -------------------

C. The Company and the Employee wish to continue such employment, provided that it is subject to a written agreement.

NOW, THEREFORE, the parties agree as follows:

1.   Employment, Duties and Acceptance
     ---------------------------------

   1.1    Employment by the Company. The Company hereby employs the Employee for
          -------------------------
          the Term (as defined in Section 2 below) as President and Chief Operating Officer of the Company, subject to the reasonable direction of the Company's Board of Directors (the "Board of Directors").
                                                    ------------------

   1.2    Acceptance of Employment by Employee. The Employee hereby accepts such
          ------------------------------------
          employment. Employee further agrees to serve, at the Company's reasonable request from time to time, as a director of the Company or as an officer or director of the any subsidiary of the Company, without any compensation therefor other than that specified in this Agreement.

   1.3    Vacation. The Employee shall be entitled to annual vacations in
          --------
          accordance with the vacation policy of the Company, as in effect from time to time.

   1.4    Travel. The Employee shall be subject to reasonable travel
          ------
          requirements as may be necessary or desirable to perform fully his obligations hereunder.

   1.5    Place of Services.  Employee may render service and perform his duties
          -----------------
          from such location as he, in his sole discretion, shall determine, and shall not be required to maintain any residence or be physically present at any location without his prior consent.

2. Term of Employment.  The term of the Employee's employment under this
   ------------------
   Agreement ("Term") shall commence as of August 1, 2000, and shall extend to
               ----
   and include the third

   (3/rd/) anniversary of such date, unless sooner terminated pursuant to
   Section 4 of this Agreement; provided, however, that commencing on August 1, 2001, and on each August 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than ninety (90) days preceding such date, the Employee or the Company shall give written notice to the other party that it does not wish to extend the Term for such additional period.

3.   Compensation.
     ------------

   3.1    Salary. As full compensation for all services to be rendered pursuant
          ------
          to this Agreement, the Company agrees to pay the Employee (or, in the event the Employee performs services hereunder on behalf of a subsidiary of the Company, the Company shall cause such subsidiary to pay the Employee, without duplication and only to the extent not paid by the Company or any other subsidiary), during the Term, a salary at the fixed rate of $540,000 per annum, or such greater amount as shall be approved by the Board of Directors in its sole discretion, less such deductions as shall be required to be withheld by applicable law and regulations (the "Base Salary"), payable in accordance with the
                                -----------
          Company's payroll policies in effect from time to time.

   3.2    Participation in Benefit Plans. During the Term, the Employee shall
          ------------------------------
          participate in each of the following (collectively, "Additional
                                                               ----------
          Compensation Plans"): (i) group life, hospitalization or disability
          ------------------
          insurance plans and health programs, (ii) stock option plans, (iii) bonus participation or extra compensation plans or other incentive compensation plans, (iv) auto allowance plan, (v) supplemental executive retirement plans (SERP), pension plans or profit sharing plans, (vi) split dollar life insurance plan, and (vii) other so-called "fringe" benefit plans, formal or informal, which are available to other employees of the Company and for which he qualifies.

   3.3    Expenses. Subject to such policies as may be established from time to
          --------
          time by the Board of Directors, the Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement. Employee shall present expense statements, or vouchers, or such other supporting information as the Company may require as a condition to expense reimbursement.

4.   Termination.
     -----------

   4.1    Termination Upon Death. If the Employee shall die during the Term,
          ----------------------
          this Agreement shall terminate except that the Employee's legal representatives shall be entitled to receive (in addition to any death benefits Employee may be entitled to receive under any other plan or agreement), death benefits at a level and vesting no less favorably than that which the highest compensated executive of the Company (or its affiliates), other that the Employee, is eligible or entitled.

   4.2    Termination Upon Disability. If, during the Term, the Employee shall
          ---------------------------
          become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of nine (9) consecutive months, or (ii) for shorter periods aggregating nine (9) months during any twelve (12) month period, the Company may, at any time after the last day of the nine (9) consecutive months of disability, or the day on which the shorter periods of disability shall have equaled an aggregate of nine (9) months, by written notice to the Employee, but before the Employee has recovered from such disability, terminate the Term of the Employee's employment hereunder. Notwithstanding such disability, the Company (A) shall pay the Employee (in addition to any disability benefits the Employee may be entitled to receive under any other plan or arrangement) disability benefits at a level and vesting no less favorably than that which the highest compensated executive of the Company (or its affiliates), other than the Employee, is eligible or entitled, and (B) following the end of the fiscal year in which such termination shall have occurred, shall pay the Employee (in addition to any disability benefits the Employee may be entitled to receive under any other plan or agreement) the full amount which would have been payable to the Employee and shall provide the Employee all benefits to which the Employee would have been entitled, but for such termination, through the end of the fiscal year in which termination has occurred, under any Additional Compensation Plan.

   4.3    Termination by the Company for Cause. In the event of gross neglect by
          ------------------------------------
          the Employee of his duties hereunder, conviction of the Employee of any felony, or of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, willful misconduct by the Employee in connection with the performance of his duties hereunder or any other conduct which would constitute a material breach of the Employee's obligations to the Company, the Company may at any time by written notice to the Employee terminate the Term, without any liability to the Company, except the Company (i) shall pay the Employee all monthly or semimonthly installments of Base Salary up to an including the date of such termination, and (ii) following the end of the fiscal year in which such termination shall have occurred, shall pay the Employee the full amount which would have been payable to the Employee and shall provide the Employee all benefits to which the Employee would have been entitled, but for such termination, through the end of the fiscal year in which termination has occurred, under any Additional Compensation Plan, but prorated up to and including the date of such termination.

5.   Protection of Confidential Information; Non-Competition.
     -------------------------------------------------------

   5.1    Confidential Information. In view of the fact that the Employee's work
          ------------------------
          for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, and plans for future developments, the Employee agrees:

     5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, trade "know how" secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by him heretofore or hereafter, and not to disclose them to anyone outside of the

            Company, either during or after his employment with the Company, except in the course of performing his duties hereunder or with the Company's express written consent;

     5.1.2 To execute and fully comply with a confidentiality and rights agreement or such other similar agreement which may be required by the Company from time to time, consistent with its policies and procedures; and

     5.1.3 To deliver promptly to the Company on termination of his employment with the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof and all information stored via electronic means whether on computer disks or via any other means) relating to the Company's business and all property associated therewith, which he may then possess or have under his control.

   5.2    Non-Competition. During the Term and for a period of not less than one
          ---------------
          (1) year following the termination of such period, or for any period Employee is receiving severance payments, the Employee shall not in any state of the United States, or any other foreign country in which the Company shall then be doing business, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; he shall not engage in such business on his own account; and he shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, lender, employee, trustee, consultant, or any other relationship or capacity; provided, however, that nothing contained in this Section
                    --------  -------
          5.2 shall be deemed to prohibit the Employee from acquiring, solely as an investment, not more than 5% of the shares of capital stock of any public corporation.

   5.3    Remedies of the Company Upon Employee Breach. If the Employee commits
          --------------------------------------------
          a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

          5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

          5.3.2 The right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result
                  --------
                 of any transactions constituting a breach of any of the provisions of the Sections 5.1 or 5.2, and the Employee hereby agrees to account for and pay over such Benefits to the Company.

     Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under the law or in equity.

   5.4      Construction and Enforceability.
            -------------------------------

          5.4.1 If any of the covenants contained in Section 5.1 or 5.2, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          5.4.2 If any of the covenants contained in Section 5.1 or 5.2, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

   5.5    Enforceability in Jurisdictions. The parties hereto intend to and
          -------------------------------
          hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 upon federal or state courts or the courts of any foreign jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such state, federal or foreign jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other state, federal or foreign jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state and foreign country being for this purpose, severable into diverse and independent covenants.

6.   Inventions and Patents.
     ----------------------

   6.1 The Employee agrees that all processes, computer software, technologies and inventions ("Inventions"), including new
                                        ----------
          contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the term, shall belong to the Company provided that such Inventions grew out of the Employee's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (i) promptly disclose such Inventions to the Company; (ii) assign to the Company, without additional compensation, all patent and other rights to such Inventions in the United States and foreign countries; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship.

   6.2 If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Employee within two years after the termination of his employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company.

   6.3 The Employee agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

7. Intellectual Property. The Company shall be the sole owner of all the
   ---------------------
   products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, computer software, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

8. Indemnification.  The Company agrees to hold harmless and indemnify, the
   ---------------
   Employee, if he is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, including any action by or in the right of the Company, by reason of or inuring from the provision of his services hereunder (other than an action by the Company against the Employee by reason of breach of this Agreement by the Employee), or by reason of or inuring from the Employee's acting as a director or executive officer of the Company, against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, and expenses of experts, to the fullest extent permitted by law. If permitted by law and the Certificate of Incorporation and Bylaws of the Company, the Company shall advance to the Employee all legal and other expenses incurred in defending any threatened or pending action or proceeding.

9.   Change of Control.
     -----------------

   9.1    Defined Terms. As used in this Section 9, the following terms shall
          -------------
          have the following meanings:

          (i)  "Change of Control" shall have the meaning set forth in Exhibit A
                -----------------
               hereto.

          (ii) "Change of Control Payment" A lump sum payment (payable no later
                -------------------------
               than three business days after a Change of Control) in the amount of 2.99 times the sum of A plus B minus C, where:

               "A" is the Base Salary as of the date immediately preceding such Change of Control;

               "B" is the average of the bonus or bonuses paid to the Employee by the Company in the five fiscal years of the Company immediately preceding the year in which the Change of Control occurs; and

               "C" is the portion of the acceleration of payments to the Employee under stock options which are vested solely due to a Change of Control which is considered a parachute payment under
               Section 280G of the Internal Revenue Code of 1986, as amended from time to time.

       (iii)   "Company Change of Control"  shall be a Change of Control
                -------------------------
               involving the Company.

       (iv)    "Fairchild Fasteners Change of Control" shall be a Change of
                -------------------------------------
               Control involving Fairchild Fasteners and not involving the Company.

  9.2  Change Of Control Payment Obligations.
       -------------------------------------

       9.2.1  In the event of a Company Change of Control:

       (i) The Term shall immediately end (as of the date of the Change of Control); and

       (ii) The Employee shall receive the Change of Control Payment, and the Company shall have no further payment obligations under this Agreement.

       9.2.2   In the event of a Fairchild Fasteners Change of Control:

       (i) The Company may (but shall not be required to) terminate the Term of this Agreement, in which case the Employee shall receive the Change of Control Payment and the Company shall have no further payment obligations under this Agreement; or

       (ii) If the Company does not elect to terminate the Term, the Employee shall receive the Change of Control Payment and this Agreement shall remain in full force and effect.

9.3    Withholding.  All payments hereunder shall be subject to withholding of
       -----------
       such amounts as shall be required under applicable law.

9.4    Limitation on Payments Pursuant to IRC (S) 280G.  In no event shall any
       ------------------------------------------------
       amounts payable pursuant to this Agreement which are deemed to constitute "parachute payments" (as defined in Section 280G of the Internal Revenue Code, as amended by the Tax Reform Act of 1986, and as thereafter amended (the "Code")), when added to any
             ----
       other payments which are deemed to constitute "parachute payments" as defined in the Code, exceed 2.99 times of the Employee's "base amount" (as defined in the Code).

10.    Notices. All notices, requests, consents and other communications,
       -------
       required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered by registered or certified mail (notices shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

       If to the Company, to it at:          If to the Employee, to him at:
       ---------------------------           -----------------------------
       The Fairchild Corporation             33801 Archbold Lane
       45025 Aviation Drive, Suite 400       Upperville, VA  20184
       Dulles, VA  20166

11.    General.
       -------

   11.1   Governing Law. This Agreement shall be governed by and construed and
          -------------
          enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely in Delaware, exclusive of its choice of law rules.

   11.2   Headings. The article and section headings contained herein are for
          --------
          reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

   11.3   Entire Agreement. This Agreement sets forth the entire agreement and
          ----------------
          understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof as of the Effective Date. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

   11.4   Assignability; Successors.  This Agreement is binding upon and shall
          -------------------------
          inure to the benefit of the parties hereto and their respective successors, and the assigns of the Company. Notwithstanding the foregoing, neither party shall assign or transfer any rights or obligations hereunder, except that the Company may assign or transfer this Agreement to a successor corporation in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company, provided that no such assignment shall relieve the Company from liability for its obligations hereunder. Any purported assignment, other than as provided above, shall be null and void.

   11.5   Modifications; Waivers. This Agreement may be amended, modified,
          ----------------------
          superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

12.  Subsidiaries and Affiliates. As used herein, the term "subsidiary" shall
     ---------------------------                            ----------
     mean any corporation or other business entity controlled by the corporation in question, and the term "affiliate" shall mean and include any
                                ---------
     corporation or other business entity controlling, controlled by or under common control with the corporation in question.

13.  Compensation Committee Approval.  Notwithstanding anything to the contrary
     -------------------------------
     set forth above, this Agreement shall not be effective until such time as it is approved by the Company's Compensation and Stock Option Committee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Fairchild Corporation                       Officer's Certification

By: ____________________________        The consent of the Compensation
                                        and Stock Option Committee was
                                        obtained on ______________, 2000.

                                        Name:__________________________

                                        By:____________________________
                                        Title: ________________________
                                               ________________________



EMPLOYEE


/s/ ERIC I. STEINER
-------------------
Eric I. Steiner


Attached:  Exhibit A (Definition of Change of Control)